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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on: Form S-8 (No. 333-71059) dated January 22, 1999, pertaining to the 1996 Stock Option Plan, the 1998 Stock Plan and the 1998 Employee Stock Purchase Plan; Form S-8/S-3 (No. 333-77797) dated May 5, 1999, pertaining to the CityAuction, Inc. 1998 Stock Plan and Restrictive Stock Purchase Agreements; Form S-8 (No.333-30794) dated February 18, 2000, pertaining to the 1999 Stock Plan; Form S-3 (No. 333-30884) dated February 22, 2000, as amended March 22, 2000, to register 458,005 shares of Class B Common Stock issued or issuable in connection with the acquisition of 2b Technology, Inc.; Form S-3 (333-39230) dated June 14, 2000, as amended June 28, 2000, to register 1,865,434 shares of Class B Common Stock issued or issuable in connection with the acquisition of TicketWeb, Inc.; Form S-8 (333-40966) dated July 7, 2000, pertaining to the 1999 Stock Plan; Form S-8 (No. 333-41018) dated July 7, 2000, pertaining to the TicketWeb Inc. 2000 Stock Plan; and Form S-3 (No. 333-54304) dated January 25, 2001, to register 299,954 shares of Class B Common Stock issued and issuable in connection with the acquisition of 2b Technology, Inc., of our report dated January 25, 2002, with respect to the consolidated financial statements and schedule of Ticketmaster included in the Annual Report (Form 10-K) for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Los Angeles, California
March 26, 2002

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EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS